                                                                  EXHIBIT 10.16

                                           ***TEXT OMITTED AND FILED SEPARATELY
                                               CONFIDENTIAL TREATMENT REQUESTED
                                         UNDER 17 C.F.R. SECTIONS 200.80(b)(4),
                                                           200.83 and 240.24b-2


                        INTERNET-BASED SERVICES AGREEMENT

         THIS INTERNET-BASED SERVICES AGREEMENT, dated as of this 1st day of October, 1999 ("Agreement") is entered into by and between OWENS CORNING, a Delaware corporation ("OC") and IMPROVENET, INC. a Delaware corporation ("ImproveNet").

                              BACKGROUND STATEMENT

         ImproveNet is a leading Internet-based home improvement market maker in the United States for contractors, homeowners and building material suppliers. ImproveNet provides an Internet-based contractor matching service ("Contractor Matching Service") pursuant to which it screens and qualifies both contractors and homeowner leads and matches appropriate and interested contractors to homeowners seeking to have home improvement projects performed. ImproveNet also provides other informational, promotional and advertising services to contractors and suppliers via its Internet home page.

         OC is a leading manufacturer and seller of building materials and systems and is interested in having ImproveNet provide certain contractor matching, informational, promotional and advertising services for it, and ImproveNet is willing to provide such services for OC, all In accordance with the terms end conditions set forth below:

         In consideration of the mutual promises set forth below and other good and valuable consideration, the value and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.       SERVICES

         1.1 SCOPE OF SERVICES. Throughout the "Term" (as defined in Section 8.1 below) of this Agreement, ImproveNet agrees to provide OC with the specific contractor matching and advertising services that are described on Exhibit A attached hereto (the "Services"). The scope of the Services provided by ImproveNet to OC hereunder may be modified from time to time upon the mutual agreement of the parties.

         1.2 STANDARD OF CARE. ImproveNet shall use commercially reasonable efforts to provide Services to OC hereunder in accordance with the highest industry standards. Furthermore, ImproveNet shall provide Services to OC in a manner that is no less favorable in terms of priority, availability of services and standard of care, than similar services provided by ImproveNet to any of its other customers. Other than as set forth in the preceding sentence, ImproveNet disclaims all warranties, whether expressed or implied, including without limitation, the implied warranties of merchantability and fitness for a particular purpose.

         1.3 COMPLIANCE WITH LAWS AND REGULATIONS. ImproveNet agrees that it shall perform the Services as well as all of its other obligations under this Agreement in compliance with all applicable federal, state and local laws, regulations, ordinances and codes.


         1.4 PRIMARY CONTACT. ImproveNet will designate one or more individuals to whom all communications concerning this Agreement or the Services provided hereunder may be addressed.

         1.5 FUTURE SERVICES. ImproveNet agrees to offer OC on a preferential basis any additional informational, promotional or advertising services that ImproveNet may develop during the Term of this Agreement.

2.       OC'S RESPONSIBILITIES

         2.1 PRIMARY CONTACT. OC will designate one or more individuals to whom all communications concerning this Agreement or the Services provided hereunder may be addressed.

         2.2 REASONABLE COOPERATION. OC shall reasonably cooperate with ImproveNet by, among other things, delivering or otherwise making available, in a timely fashion, information in OC's control which is relevant and necessary to ImproveNet's effective performance of Services hereunder.

         2.3 PROMOTIONAL EFFORTS. OC will use commercially reasonable efforts to promote its relationship with ImproveNet, including, if appropriate, displays of promotional material at trade shows, on OC's Internet home page, advertisements: and literature. However, nothing shall commit OC to any level of spending or to support or obligate OC to advertise or promote ImproveNet or its Services in any manner unacceptable to OC.

3.       SERVICE FEES AND CHARGES

         3.1 SERVICE FEES.

              (a) During the first three (3) "Contract Years" (as defined in
SECTION 8.1 below) of the Term, OC shall pay ImproveNet the fees set forth on EXHIBIT B ("Initial Fees"). The Initial Fees shall cover all Services to be provided by ImproveNet hereunder during such 3-Contract Year period, and shall also provide the consideration required by ImproveNet in exchange for its agreement to make

                                      2.

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Services available to CC throughout the entire Term of this
Agreement.

              (b) Following the first three (3) Contract Years of the Term, ImproveNet shall have the right to increase the fees for Services hereunder upon ninety (90) days prior written notice to CC, provided that such fees shall be increased no more than once during any Contract Year, and in no increase can exceed five percent (5%) over the fees charged during the immediately preceding Contract Year.

              (c) If the parties hereunder agree to modify the scope of Services at any time throughout the Term of this Agreement, there will be an appropriate modification to the Service fees. Such modification of Service fees is, however, subject to the mutual written agreement of the parties, and any disputes regarding such modifications shall be resolved in accordance with the provisions of Article 9 below.

         3.2 PAYMENT. The Service fees for each Contract Year shall be paid by OC in equal monthly installments, and ImproveNet shall invoice OC each month in the amount of such installment (net of any credits or offsets for which OC is entitled to receive against such installment as described in Section 3.3 below). OC shall pay the net amount of each invoice received from ImproveNet hereunder within thirty (30) days following its receipt thereof. OC may, however, withhold payment of any amounts which it disputes, in good faith, provided that OC pays to ImproveNet any amounts that are determined under Article 9 to be payable by OC within thirty (30) days of such determination.

         3.3 OC SERVICES TO IMPROVENET. Throughout the Term of this Agreement, ImproveNet agrees to purchase certain advertising services from OC or wholly, owned subsidiaries of CC. The parties agree to discuss and negotiate in good faith the nature, extent and value of such services throughout the Term of this Agreement. However, the parties specifically agree that ImproveNet shall purchase from OC or wholly-owned subsidiaries of OC, the advertising coop services in accordance with Exhibit B attached hereto. OC shall invoice ImproveNet for the agreed-upon value of the advertising provided by OC or wholly-owned subsidiaries of OC, and the amount of such invoice shall be offset, or netted against, ImproveNet's invoice for the immediately following month.

         3.4 AFFILIATE CONTRACTOR CREDITS. OC shall be entitled to the "Affiliate Contractor" credits described on EXHIBIT C attached hereto. Within the first term (10) business days of each month, OC shall provide ImproveNet with a Summary of ail credits to which OC is entitled for the immediately


                                      3.

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preceding month. Such credits will be reflected on ImproveNet's invoice for the immediately following month.

         3.5 MOST FAVORED PRICING. Throughout the Term of this Agreement, OC shall be charged Service fees by ImproveNet that are the lower of (i) the lowest Service fees charged to any other ImproveNet customer that is comparable to OC in terms of breadth and volume of services provided by ImproveNet, the breadth and volume of services purchased by ImproveNet from such customer and the size of the equity investment by such customer in ImproveNet, or (ii) [...***...]([...***...]) below ImproveNet's prevailing market rates for such Services. For purposes of this Agreement, ImproveNet's "prevailing market rate" for each Service shall be the average rate quoted for such Service to new customers with no pre-existing commercial or equity relationship with ImproveNet.

4.       CONTRACTOR FEES.

         4.1 In connection with the "Private-Label Contractor Matching Services" (as defined on Exhibit A) to be provided by ImproveNet for and on behalf of OC (e.g., DIF-me or other co-branded services), ImproveNet shall charge participating OC Preferred Contractors the fees set forth on Exhibit C attached hereto ("OC Contractor Fees"). The parties acknowledge and agree that OC Contractor Fees are to be charged to OC Preferred Contractors only in connection with leads and jobs that are generated by OC, whether through OC's DIF-me program or otherwise ("OC-Generated Job"). With respect to any other lead or job (i.e., other than an OC-Generated Job) that is provided by ImproveNet to an OC Preferred Contractor, ImproveNet's standard fees and rates shall apply.

         4.2 For each OC-Generated Job resulting in a "won job" exceeding $[...***...] in value, ImproveNet will pay OC a referral fee equal to $[...***...] ("OC Referral Fee"). Throughout the Term of this Agreement, the amount of the OC Referral Fee shall be increased by the same percentage as any increase in "Win Fees" pursuant to Section 4.3 below.

         4.3 OC Contractor Fees may, from time to time, be increased by ImproveNet as follows:

              (a) Throughout the first Contract Year of this Agreement, ImproveNet shall have the right subject to Section 3.5, to increase the OC Contractor Fees upon sixty (60) day's prior written notice to OC. Thereafter, ImproveNet shall have the right to increase the OC Contractor Fees upon ninety (90) day's prior written notice to OC.

* CONFIDENTIAL TREATMENT REQUESTED

                                      4.

              (b) With respect to the Win Fee component of the OC Contractor Fees, no such increase shall exceed [...***..] ([...***...]) over the Win Fees for the prior Contract Year, and there shall be no more than one such increase in any Contract Year. With respect to the Lead Fee component, the total of such increases shall not exceed [...***..] dollars ($[...***..]) during any 6-month period of the first Contract Year and shall not exceed [...***...] ($[...***...]) during any 6-month period of the second Contract Year. Thereafter, there shall be no more than one (1) increase in Lead Fees during any Contract Year and no increase shall exceed $[...***...]over the Lead Fees for the immediately prior Contract Year.

         4.4 In the event that ImproveNet materially modifies its standard non-OC Contractor Fees such that they become inconsistent with the OC Contractor Fees in terms of structure, format and/or amounts, OC and ImproveNet agree to discuss in good faith whether it Ps commercially reasonable and appropriate to make corresponding modifications to the OC Contractor Fees and the OC Referral Fee hereunder.

         4.5 OC "Affiliate Contractor" fees shall be determined pursuant to Exhibit C attached hereto.

         4.6 Upon request from OC, ImproveNet agrees to allow ImproveNet contractors who are not OC Preferred Contractors to receive and enjoy the benefit of OC Contractor Fees when they are matched to OC-Generated Jobs.

5.       REGULAR AND SPECIAL MEETINGS/REPORTS

         5.1 REGULAR MEETINGS. On a regular basis (no less often than quarterly), OC and ImproveNet shall meet, in person, to discuss the Services being provided hereunder as well as the fees being charged for Services and any general market issues that are of concern to either party. The parties agree to discuss any problems and/or issues which may have occurred or are occurring, and to discuss any ways in which the Services may be ImproveNet or made more effective. The parties agree that the meeting date four regular meetings shall be determined within the first ten days of each month.

         5.2 SPECIAL MEETINGS. In the event that either party desires to call a special meeting to discuss issues of concern to a party not generally discussed at the regular meeting described in Section 5.1, that party can request a special meeting to discuss such issues. Such request must be in writing and must provide the other party with at least five (5) business days notice of the requested meeting and must briefly describe the issues to be

* CONFIDENTIAL TREATMENT REQUESTED

                                      5.

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discussed. The parties agree to then meet with one another as soon as is reasonably practical to discuss in good faith how such issues might be resolved.

6.       DATA/REPORTS

         6.1 OC DATA. In connection with the Services provided by ImproveNet for OC hereunder, ImproveNet will collect and maintain data and information relative to OC-Generated Jobs as well as OC Preferred Contractors (collectively, "OC Data"). OC will have unrestricted access to such OC Data alt all times and it shall be provided to OC upon OC's written request or upon the termination or expiration of this Agreement for any reason. ImproveNet shall have the right to use such OC Data in connection with its business subject to limitations or restrictions imposed by OC's internet privacy/policy, but in no event will ImproveNet use OC Data in connection with the provision of services to or for any competitor of OC identified on EXHIBIT D, nor will it provide such OC Data to or for the benefit of any third party. OC may, from time to time, modify the list of competitors identified on Exhibit D upon forty-five (45) days' prior written notice to ImproveNet.

         6.2 IMPROVENET DATA. ImproveNet will also collect data and information in connection with the Contractor Matching Services that it provides generally through its Internet service ("ImproveNet Data"). All such data is the Sole property of ImproveNet and/or the originator, unless otherwise assigned to a third party. ImproveNet agrees to provide OC with statistical information regarding the ImproveNet Data provided that OC agrees to allow similar statistical data collected from OC-Generated Jobs to be included as part of the overall pool of jobs. Any ImproveNet Data provided to OC shall be subject to limitations and restrictions imposed by ImproveNet's Internet privacy policy and other commercial agreements to which ImproveNet may be a party.

         6.3 REPORTS. By the tenth day of each month during the Term of this Agreement, ImproveNet shall submit to OC a report, in the form agreed to by OC and ImproveNet, describing the Services provided by ImproveNet during the preceding month, including without limitation, the number of OC-Generated Jobs, the number of won jobs by OC Preferred Contractors, and the specific information related to each such won job.

7. EXCLUSIVITY. In consideration of the commitments made by OC hereunder, ImproveNet agrees not to provide Private Label Contractor Matching Services to any of the direct category competitors of OC identified on EXHIBIT E attached hereto ("OC Competitors") for a period commencing on the "Effective Date" (as defined in Section 8.1 below) and ending on December 31, 2000.

                                      6.

8.       TERM AND TERMINATION.

         8.1 TERM. This Agreement shall become effective as of the date first written above ("Effective Date") and shall continue for a period of twelve (12) years thereafter. ("Term") unless terminated earlier as provided below in Sections 8.2 or 8.3 below. Each consecutive twelve (12) month period commencing on the Effective Date and continuing through the expiration of the Term shall be referred to herein as a "Contract Year". The Term of the Agreement may be extended upon the mutual written agreement of the parties.

         8.2 Termination for Cause. Notwithstanding the term of this Agreement as provided in Section 8.1 above, this Agreement may be terminated at any time by either party upon the following terms and conditions:

              (a) If either party breaches any material provision of this Agreement, and such breach is not cured within thirty (30) days following the breaching party's receipt of written notice of such breach from the non-breaching party, or if such breach cannot be cured within such thirty (30) day period, then the non-breaching party may terminate this Agreement, subject to the procedures and notice requirements set forth in Section 14.3 below, with immediate effect upon written notice to the breaching party. The termination right provided in this Section 8.2(A) is not exclusive of any remedies to which either party may otherwise be entitled in law or in equity in the event of a breach of this Agreement:

              (b) If either party (i) ceases generally to pay its debts as they become due; or (ii) becomes the subject of a bankruptcy proceeding, whether voluntarily or involuntarily, and such proceeding is not dismissed or vacated within thirty (30) days after filing, then the other party shall have the right to immediately terminate this Agreement by written notice to the insolvent or bankrupt party.

         8.3 OC TERMINATION FOR CONVENIENCE. Following the initial three (3) Contract Years of this Agreement, OC may terminate this Agreement for convenience and without cause, at any time upon twelve (12) months' prior written notice to ImproveNet. In the event that a purported termination for cause by OC under Section 8.2 is finally determined by a competent authority under Section 9.2 or Section 9.3 not to be properly a termination for cause, then such termination shall be deemed to be a termination for convenience under this Section 8.3, effective from the date of the notice first delivered pursuant to Section 8.2(A) above.

9.       DISPUTE RESOLUTION

                                      7.

         9.1 INFORMAL DISPUTE RESOLUTION. The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement through negotiation between representatives who have authority to resolve the matter. Either party may give the other party written notice of any dispute not resolved in the normal course of business, it being understood that a notice delivered by a party pursuant to Section 8.2(A) above shall constitute the delivery of a written notice of dispute pursuant to this Section 9.1. Within five (5) days after its receipt of the notice, the receiving party shall submit to the other party a written response. The notice and response shall each include (a) a statement of the party's position and a summary of the arguments supporting that position, and (b) the name and title of the company representative who will represent that party. Within ten (10) days following delivery of the original dispute notice the parties' respective representatives shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary to attempt to resolve the dispute. Ali reasonable requests for information made by either party to the other will be honored.

         9.2 ARBITRATION. If a dispute has not been resolved within thirty
(30) days of the disputing party's original notice under Section 9.1, or if the parties fail to meet within the ten (10) days following such notice under
Section 9.1, then either party may initiate arbitration of the dispute. The dispute shall then be submitted to mandatory and binding arbitration in Chicago, Illinois in accordance with the commercial rules and procedures of the American Arbitration Association before a single arbitrator. Judgment upon the award may be entered by any. court having appropriate jurisdiction. The arbitrator shall not, however, be empowered to award damages in excess of compensatory damages.

         9.3 LITIGATION. The only circumstance in which a dispute between the parties will no be subject to the provision of Sections 9.1 and 9.2. above, is when a part) makes a good faith determination that a breach of the terms of this Agreement by the other party is such that the damages to such party resulting from the breach will be so immediate, so large or severe, and so incapable of adequate redress after the fact that a temporary restraining order or other immediate injunctive relief is the only adequate remedy. Except for such relief, the parties shall resolve their disputes, whether or not such relief is granted, in accordance with the provisions set forth in Sections 9.1 and 9.2.

         9.4 CONTINUED PERFORMANCE. Each party agrees to continue performing its obligations under this Agreement when any dispute is being resolved under his
Article 9, unless and until such obligations are terminated by

                                      8.

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the expiration or termination of this Agreement or by order of a court of competent authority under SECTION 9.2 or SECTION 9.3.

10.      LIMITATION OF LIABILITY

         10.1 LIMITATION. IN NO EVENT SHALL EITHER PARTY, OR ITS RESPECTIVE OFFICERS, DIRECTORS, AGENTS OR EMPLOYEES, BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, POTENTIAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS) EVEN IF A PARTLY HAS BEEN PREVIOUSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY IN AN AMOUNT GREATER THAN THE AMOUNTS ACTUALLY PAID BY OC TO IMPROVENET HEREUNDER DURING THE TWELVE (12) MONTHS PRECEDING THE CLAIM. THIS LIMITATION OF EACH PARTY S LIABILITY IS CUMULATIVE, WITH ALL PAYMENTS FOR CLAIMS OR DAMAGES IN CONNECTION WITH THIS AGREEMENT BEING AGGREGATED DURING SUCH TWELVE (12) MONTH PERIOD PRECEDING THE CLAIM TO DETERMINE SATISFACTION OF THE LIMIT. THE EXISTENCE OF ONE OR MORE CLAIMS WILL NOT ENLARGE THE LIMIT.

         10.2 EXCLUSIONS FROM LIMITATION. The limitation on liability set forth in Section 10.1 above will not apply with respect to damages arising from or relating to (i) the willful misconduct or gross negligence of a party; or (ii) either parties indemnification obligations in Article 11.

11.      INDEMNITIES

         ImproveNet and OC each agree to indemnify, defend and hold harmless the other, including its officers, directors, employees, agents, successors, and assigns from any and all losses, liabilities, damages, judgments and expenses (including reasonable attorneys' fees and witness fees) ("Losses") arising from or in connection with any of the following: (a) the death or bodily injury of any agent, employee, customer, business invitee, or business visitor or other person caused by the tortuous conduct of the indemnitor, its agent or employee;
(b) the damage, loss or destruction of any real or tangible personal property caused by the tortuous conduct of the indemnitor, its agent or employer; and (c) any Loss asserted against the indemnitee but resulting from an act of omission of the indemnitor in its capacity as an employer of a person.

12.      CONFIDENTIALITY.

         12.1 CONFIDENTIAL INFORMATION. Each party acknowledges that the other will receive or have access to confidential or proprietary information of such


                                      9.

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party or of a third party (e.g., OC Preferred Contractors) and in such party's possession (the "Confidential Information").

         12.2 OBLIGATIONS. Each party will use at least the same degree of care to prevent disclosing to third parties the Confidential Information of the other as it employs to avoid unauthorized disclosure, publication or dissemination of its own information of a similar nature, but in no event less than a reasonable standard of care. A party may disclose Confidential Information of the other to third parties performing services hereunder where(i) the use of such entity is authorized under this Agreement, (ii) such disclosure is reasonably necessary to or otherwise naturally occurs in that entity's scope of responsibility, and
(iii) the disclosure is in accordance with the terms and conditions of this Agreement. Neither party will (1) make any use or copies of the Confidential Information of the other except as necessary to perform its obligations under this Agreement, (2) acquire any right in or assert any lien against the Confidential Information of the other, or (3) refuse for any reason (including a default or material breach of this Agreement by the other party) to promptly provide the other party's Confidential Information (including all copies thereof) to it if requested in writing to do so. Upon the expiration or termination for any reason of this Agreement and the concomitant completion of a party's obligations under this Agreement, each arty shall (except as otherwise provided in this Agreement), return or destroy, as the other may direct, all documentation in any medium that contains, refers to, or relates to the other party s Confidential Information, and retain no copies. In addition, the parties shall take reasonable steps to ensure that their employees comply with these confidentiality provisions. The steps taken by a party to ensure such compliance will be deemed reasonable if they are no less onerous than the steps taken by the other party.

         12.3 The obligations of this Article 12 will not apply to any particular information which either party can demonstrate: (i) was, at the time of disclosure to it, in the public domain; (ii) after disclosure to it, is published or otherwise becomes part of the public domain through no fault of the receiving party; (iii) was rightfully in the possession of the receiving party at the time of disclosure to it; (iv) is received from a third party who had a lawful right to disclose such information to it; or (v) was independently developed by the receiving party without reference to Confidential Information of the furnishing party, in addition, a party shall not be considered to have breached its obligations under this Article 12 for disclosing Confidential Information of the other party as required to satisfy any legal demand of a government, judicial or administrative body; provided, however, that, promptly upon receiving any such request and to the extent that it may legally do so, such party advises the other party so

                                      10.

that the other party may take appropriate actions in response to the demand.

         12.4 In the event of any disclosure or loss of, or inability to account for, any Confidential Information of the furnishing party, the receiving party will notify the furnishing party promptly upon the occurrence of any such event.

         12.5 Nothing contained in this Agreement shall be construed as obligating a party to disclose its Confidential Information to the other party, or as granting to or conferring on a party, expressly or impliedly, any rights or license to the Confidential Information of the other party.

         12.6 Nothing in this Agreement shall be construed to prevent either party from obtaining, developing or using services or products itself or provided by a third party as permitted by this Agreement which are similar or competitive with the services and/or products furnished under this Agreement or from using ideas, concepts, expressions, skills or experience possessed by either party prior to, or developed or learned by either party in the performance of this Agreement, except to the extent inconsistent with the terms of this Agreement.

13.      INTELLECTUAL PROPERTY

         13.1 OC TRADEMARKS. OC grants to ImproveNet, during the Term of this Agreement, a non-exclusive, non-transferable license to use the OC name trademarks or logo solely in connection with the Services provided to OC hereunder. Any such use is, however, subject to the prior review and written approval of OC and must be in accordance with standards and specifications for such use provided to ImproveNet by OC. Except for the foregoing right to use, no right or license to any trademark or tradename of OC shall be deemed to be granted to ImproveNet by any provision hereof or by the performance of this Agreement by either party. This license expires immediately upon termination or expiration of this Agreement.

         13.2 IMPROVENET TRADEMARKS. ImproveNet grants to OC during the Term of this Agreement a non-exclusive, non-transferable license to use the ImproveNet name, trademarks and logo solely in connection with the promotion and advertising of the Services provided to OC by ImproveNet hereunder. Any such use is, however, subject to the prior review and written approval of ImproveNet, and must be in accordance with standards and specifications for such use provided to OC by ImproveNet. Except for the foregoing right to use, no right or license to any trademark or tradename or logo of ImproveNet shall be deemed to be granted to OC

                                      11.

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by any provision hereof or by the performance of this Agreement by either party. This license expires immediately upon termination or expiration of this Agreement


14.      GENERAL PROVISIONS

         14.1 BINDING NATURE AND ASSIGNMENT. This Agreement shall be binding on each of the parties and its respective successors and permitted assigns. Except as provided below, neither party may assign this Agreement or any rights or obligations created herewith in whole or in part to any third party without the prior written consent of the other, and any attempt to do so will be void and of no effect. Either party may assign its rights and obligations under this Agreement with the prior written approval of the other party to (i) a third party that acquires all or substantially all of the assets or stock of the assigning party, (ii) any subsidiary or Affiliate of the assigning party, or
(iii) a successor in a merger or acquisition of the assigning party; provided, however that in no event shall such assignment relieve the assigning party of any of its obligations under this Agreement. For the purposes of this SECTION 14.1, any assignment by operation of law or under an order of any court shall be deemed an assignment for which prior written consent is required, and any assignment made without such consent shall be void and of no effect as between the parties.

         14.2 ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement between the parties, and supersedes all other prior or center contemporaneous communications between the parties (whether written or oral), with respect to the subject matter contained in this Agreement, including without limitation that certain agreement titled "General Services Agreement." No modification or amendment of this Agreement will be effective unless made in a writing executed by both parties.

         14.3 NOTICES. All notices required or permitted under this Agreement (other than routine operational communications) shall be in writing and shall be deemed received if sent by one of the following means: (i) upon receipt if delivered by hand; (ii) one (1) day after being sent by an express courier with a reliable system for tracking delivery; (iii) three (3) days after being sent by certified or registered first class mail, postage prepaid and return receive requested; or (iv) upon confirmed facsimile transmission provided that a copy is sent by another of the foregoing means all notices will be addressed by a party to the other as follows:

         In the case of IMPROVENET:

                  ImproveNet, Inc,
                  720 Bay Road, Suite 200

                                      12.

                  Redwood City, CA 94063
                  Attention: Ron Cooper, CEO

         In the base of OC:

                  Owens Coming
                  One Owens Corning Parkway
                  Toledo, Ohio 43659
                  Attention: President - North America Building Materials

         With a copy to:

                  Owens Corning
                  Corporate Law Dept.
                  One Owens Corning Parkway
                  Toledo, Ohio 43659

         A party may change its address from time to time upon prior written notice to the other specifying the effective date of the new address.

         14.4 HEADINGS. The section headings contained in this Agreement are for reference and convenience only and shall not enter into the interpretation of this Agreement.

         14.5 RELATIONSHIP OF THE PARTIES. ImproveNet, in furnishing Services to OC hereunder, is acting as an independent contractor and has the sole right and obligation to supervise, manage, contract, direct, procure, perform or cause to be performed, all Services to be performed by ImproveNet under this Agreement. Neither ImproveNet or OC is an agent, partner, joint venturer or fiduciary of the other party and neither has the authority to represent the other party as to any matters or to bind the other party to any third parties, except as expressly authorized in this Agreement.

         14.6 SEVERABILITY. In the event that any provision of this Agreement is found to be unenforceable under applicable law, the parties agree to replace such provision with a substitute provision that most nearly reflects the original intentions of the parties and is enforceable under applicable law, and the remainder of this Agreement shall continue in full force and affect.

         14.7 WAIVER OF DEFAULT; CUMULATIVE REMEDIES.

              (a) A delay or omission by either party hereto to exercise any right or power under this Agreement shall not be construed to be a waiver

                                      13.

thereof. A waiver by either party under this Agreement will not be effective unless it is in writing and signed by the party granting the waiver. A waiver by a party of a right under, or breach of, this Agreement will not be construed to operate as a waiver of any other or successive rights under, or breaches of, this Agreement.

              (b) Except as otherwise expressly provided in this Agreement, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity or otherwise.

         14.8 THIRD PARTY BENEFICIARIES. This Agreement is entered into solely between, and may be enforced only by, CC and ImproveNet. This Agreement shall not be deemed to create any rights in any third parties, including any suppliers and customers of a party, or to create any obligations of a party to any third parties.

         14.9 PUBLICITY AND ADVERTISING. The parties agree that any notices or disclosures to third parties concerning this Agreement or the Services shall be jointly coordinated and approved in advance by both parties. In addition, neither party shall use the corporate name or any brand or proprietary name, mark or logo of the other party for any advertising or promotional purpose without first submitting such advertising or promotional materials to the other party and obtaining the prior written consent of such party. Each party agrees to provide prompt and timely turnaround, not to exceed five (5) business days, of all such materials submitted to it by the other party hereto.

         14.10 FORCE MAJEURE. No party shall be liable for any default or delay in the performance of its obligations under this Agreement due to an act of God or other event to the extent that: (i) the non-performing party is without fault in causing such default or delay; (ii) such default or delay could not have been prevented by reasonable precautions; and (iii) such default or delay not reasonably be circumvented by the non-performing party through the use of alternate sources, work around plans or other means.

         14.11 CHOICE OF LAW. This Agreement, and the rights and duties of the parties arising from or relating to this Agreement or its subject matter, shall be construed in accordance with the laws of the State of New York, without regard to its conflicts of laws provisions.

         14.12 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.


                                      14.

         14.13 JOINTLY DRAFTED. This Agreement represents the joint drafting efforts of the parties and shall not be construed more strictly against one party than the other.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives as of the Effective Date.

                                  OWENS CORNING


                                  By: /s/ Jerry Oleschansky
                                     ---------------------------------

                                  Name:    Jerry Oleschansky
                                       ---------------------------------

                                  Title:   Vice President - Marketing
                                        ---------------------------------

                                  Date:    October 22, 1999
                                       ---------------------------------


                                IMPROVENET, INC.

                                By: /s/ Ronald Cooper
                                   ---------------------------------

                                Name:   Ronald Cooper
                                     ---------------------------------

                                Title:  President and CEO
                                      ---------------------------------


                                Date:   October 26, 1999
                                     ---------------------------------


                                      15.

                                LIST OF EXHIBITS

EXHIBIT A         Description of Services

EXHIBIT B         Fees for Services

EXHIBIT C         Contractor Fees

EXHIBIT D         OC Competitors (For Data Protection)

EXHIBIT E         OC Competitors (For Exclusivity)




                                      16.

                                    EXHIBIT A

                             DESCRIPTION OF SERVICES

A-1 PRIVATE-LABEL CONTRACTOR MATCHING. ImproveNet agrees to provide its Contractor Matching Service to OC on a Private-Label basis. That is, ImproveNet will provide an OC branded Contractor Matching Service through OC's Internet home page and OC's toll-free telephone number. Such service to be marketed as OC's "Do-it-for-me" Service ("DIF-Me") or such other name as OC may select. In all situations where DIF-Me brand is prominently displayed, it shall be followed by the text "powered by ImproveNet" or such other text as may be agreed to by the parties. Where OC publishes information regarding the structure and functionality of the DIF-Me program, OC will use reasonable efforts to include therein a reference to ImproveNet and an explanation of ImproveNet's role in the DIF-Me program, but in no event shall OC have any liability for its failure to so reference ImproveNet.

         Customer leads generated through the DIF-Me program will be routed directly to ImproveNet and managed through its Contractor Matching Service. All OC-Generated Jobs will be directed, on a priority basis to OC's "Preferred Contractors" (as defined below). If no Preferred Contractor is successfully matched to the OC-Generated Job within forty-eight (48) hours, ImproveNet shall have the right to match such OC-Generated Job to other ImproveNet Contractors.

A-2 PREFERRED CONTRACTOR SCREENING. OC and/or OC's wholly-owned subsidiaries, has developed a promotional program with certain contractors that satisfy and continuously maintain certain criteria ("Preferred Contractors"). Such ImproveNet qualified Preferred Contractors shall be those to whom ImproveNet shall direct OC-Generated Jobs. These Preferred Contractors are subjected to an initial certification and ongoing re-certification by OC in order to maintain their "Preferred" status. ImproveNet agrees to screen and qualify contractors for inclusion as Preferred Contractors on behalf of OC in accordance with selection criteria which are mutually agreed upon by OC and ImproveNet. During the Term of this Agreement, ImproveNet shall assist OC with the recruitment of ImproveNet qualified contractors to OC's Preferred Contractor Program.

A-3 ADVERTISING AND PROMOTIONAL SERVICES. During the Term of this Agreement, ImproveNet shall provide the following advertising and promotional services to OC, or at the request of OC, to any wholly-owned subsidiary of OC (provided that if OC requests ImproveNet to perform such services for an OC subsidiary, such services will be performed in lieu of, rather than in addition to, providing such services to OC):


                                      17.

         A. BANNER ADVERTISING. OC will be represented with continuous banner advertisements on the ImproveNet Consumer Site and the ImproveNet ProSite at all time over the term of the Agreement. The style, format and content of such banner advertising shall be determined by OC in consultation with ImproveNet.

         B. BUTTON ADVERTISING. OC will be represented with a continuous presence on the "button bar" in the relevant sections of both the ImproveNet Consumer Site and ProSite. Each OC product line will be represented on the appropriate pages. The style, format and content of such button shall be determined by OC in consultation with ImproveNet.

         C. ON-LINE PRODUCT BROCHURE. OC's home and building related products will be continuously featured in an on-line product brochure on the ImproveNet Consumer Site and the ProSite (if such brochure is offered on the ProSite). Such brochures will link directly to the appropriate section of OC's Internet home page. The placement of OC brochures will be at least as good as any other brochure on the site. The specific products included in the brochure, as well as the style, format and content of the brochure shall be determined by OC, in its sole discretion but after consultation with ImproveNet.

         D. CONSUMER SMARTLEADS. OC has the right to submit SmartLeads to every ImproveNet customer initiating on the OC site and the ImproveNet system who submits a job related to any of OC's product lines throughout the term of this Agreement. In addition, OC will receive an additional 15,000 SmartLeads per Contract Year during the Term of this Agreement to use, at its discretion, from customers initiating on other manufacturers' sites (e.g., "Find-a-Contractor"). ImproveNet will seek the permission of the respective manufacturer from whose site the customer originated ("Host Manufacturer") for OC to submit the SmartLeads. The Host Manufacturer retains the full authority to accept or reject OC SmartLeads to consumers originating on its site. OC, as a Host Manufacturer will also retain this "veto" right regarding SmartLeads from other manufacturers to consumers generated by OC. OC SmartLeads will be consistent in nature (e.g., currently 3 messages per lead) with those agreed to by other manufacturers in standard signed insertion orders.

         E. CONTRACTOR SMARTLEADS. OC has the right to submit SmartLeads to every ImproveNet contractor responding to a job related to any of OC's product lines throughout the Term of this Agreement that is generated either by OC or by the ImproveNet system, provided that such contractor has not opted out of receiving such third-party promotions. These leads will be submitted to contractors who are both online and not online through a combination of emails via the ProSite and fax via the SmartPro


                                      18.

fax. In addition, OC will receive an additional 15,000 SmartLeads per Contract Year throughout the Term of this Agreement subject to the host manufacturer rules as specified in Section D above, on the contractor ProSite to use at its discretion. OC SmartLeads to contractors will be consistent in nature with those agreed to by other manufacturers in standard signed insertion orders.

         F. CONTENT INTEGRATION ON IMPROVENET. OC products will continuously appear in the relevant sections of ImproveNet's Product Showcase. OC will have the right to have OC products listed in at least as many total listings under each of the relevant product categories as any other manufacturer displayed, ImproveNet will work closely with OC to develop advertorial material that will appear no less than three months each Contract Year in the relevant section of the ImproveNet Consumer Site and ProSite, assuming that suitable material is available from OC.

         G. HOT LINKS. The ImproveNet Consumer Site and ProSite will be continuously "hot linked" to the OC Internet site in all places where OC products are referenced.

                                      19.

                                   EXHIBIT B

                                FEES FOR SERVICES

Contract Year 1       -        $[...***...]

Contract Year 2       -        $[...***...]

Contract Year 3       -        $[...***...]

Fees to be invoiced and paid in monthly installments.

OC Fees for Co-op Advertising.

1) For advertisements that mention ImproveNet, and provide some promotion of its services, OC will receive fees in an amount not less than [...***...] ([...***...]) of the total cost of the advertisement but not more than [...***...] ([...***...]) of the total cost of the advertisement, the exact percentage for each advertisement to be agreed upon by the parties based upon the degree of the ImproveNet promotion. OC shall have the right to receive fees only up to [...***...] ([...***...])
of the Service Fees for any Contract Year hereunder with fees from these types of advertisements, subject to the overall cap on all such fees set forth in Section 3 below.

2) For advertisements that prominently feature ImproveNet and promote ImproveNet's services, OC will receive fees in an amount not less than [...***...] ([...***...]) of the cost of the advertisement, but not more than [...***...] ([...***...]) of the cost of advertisement, the exact percentage for each advertisement to be agreed upon by the parties, based upon the degree of the ImproveNet promotion.

3) In no event shall OC have the right to total receive fees, pursuant to this EXHIBIT B, in excess of [...***...] ([...***...]) of the total Service Fees during any Contract throughout the Term of this Agreement. ImproveNet shall have the right Year to approve the creative content directly related to the ImproveNet portion of the advertisements and promotions mentioned above, which approval will not be unreasonably withheld or delayed.

* CONFIDENTIAL TREATMENT REQUESTED


                                      20.

                                    EXHIBIT C

                                 CONTRACTOR FEES

         OC Preferred Contractors who elect to respond and bid on OC-Generated Jobs will pay ImproveNet Lead Fees according to the following schedule:

                     LEAD FEE                     JOB SIZE
                  -----------------        -------------------------
                    $[...***...]            $[...***...]
                    $[...***...]            $[...***...]

Such OC Preferred Contractors who are awarded jobs OC-Generated Jobs will pay ImproveNet Win Fees according to the following schedule:

                      Win Fee                                Job Size
          -------------------------------------      ---------------------------
                   [...***...]%                      $[...***...] and [...***...]
          [...***...]% with cap of $[...***...]      $[...***...] - $[...***...]
          [...***...]% with cap of $[...***...]      $[...***...] - $[...***...]
          [...***...]% with cap of $[...***...]      $[...***...] - $[...***...]
          [...***...]% with cap of $[...***...]      $[...***...] - $[...***...]
          [...***...]% with cap of $[...***...]      $[...***...] and [...***...]

          OC and ImproveNet will jointly agree how to best implement this fee schedule, in light of ImproveNet technical capabilities and OC Preferred Contractor acceptance, no later than December 31,1999.

AFFILIATE CONTRACTOR CREDITS

         For purposes of this Agreement, an "Affiliate Contractor" shall mean either OC or a wholly-owned or controlled subsidiary of OC that is in the business of providing contracting or other services directly to customers. With respect to any Affiliate Contractor that participates in ImproveNet's Contractor Matching Service, ImproveNet agrees that each Affiliate Contractor shall not be obligated to pay any Lead Fees for OC-Generated Jobs provided to it, and shall be obligated to pay only [...***...] ([...***...]) of any applicable Win Fee for jobs awarded to it from such OC-Generated Jobs. However, the parties agree that Affiliate Contractors will be billed and will pay the full amount of such Lead Fees and Win Fees, but that OC will then be given a corresponding equal offset or credit against service fees due to ImproveNet.

         ImproveNet will not be obligated to pay a Referral Fee to OC for any jobs won by Affiliate Contractors or sent exclusively to Affiliate Contractors.

* CONFIDENTIAL TREATMENT REQUESTED

                                      21.

                                    EXHIBIT D

                                 OC COMPETITORS
                              (FOR DATA PROTECTION)

         The following is a current listing of competitors of Owens Corning, which listing may be added to, deleted from or amended by Owens Corning from time to time:

          A.       INSULATION:
                   1)      [...***...]
                   2)      [...***...]
                   3)      [...***...]
                   4)      [...***...]
                   5)      [...***...]
                   6)      [...***...]
                   7)      [...***...]
                   8)      [...***...]
                   9)      [...***...]
                   10)     [...***...]
                   11)     [...***...]
                   12)     [...***...]
                   13)     [...***...]
                   14)     [...***...]

          B.       INSULATION: [...***...]
                   1)      [...***...]
                   2)      [...***...]
                   3)      [...***...]
                   4)      [...***...]
                   5)      [...***...]
                   6)      [...***...]

          C.       [...***...] & [...***...]
                   1)      [...***...]
                   2)      [...***...]
                   3)      [...***...]
                   4)      [...***...]
                   5)      [...***...]
                   6)      [...***...]
                   7)      [...***...]
                   8)      [...***...]
                   9)      [...***...]
                   10)     [...***...]
                   11)     [...***...]


* CONFIDENTIAL TREATMENT REQUESTED

                                     22.


                   12)     [...***...]
                   13)     [...***...]
                   14)     [...***...]
                   15)     [...***...]
                   16)     [...***...]
                   17)     [...***...]
                   18)     [...***...]
                   19)     [...***...]
                   20)     [...***...]
                   21)     [...***...]
                   22)     [...***...]
                   23)     [...***...]
                   24)     [...***...]
                   25)     [...***...]

          D)       EXTERIOR SYSTEMS - [...***...]
                   1)      [...***...]
                   2)      [...***...]
                   3)      [...***...]
                   4)      [...***...]
                   5)      [...***...]
                   6)      [...***...]
                   7)      [...***...]
                   8)      [...***...]
                   9)      [...***...]

          E)       EXTERIOR SYSTEMS - [...***...]

                   1)      [...***...]
                   2)      [...***...]
                   3)      [...***...]
                   4)      [...***...]
                   5)      [...***...]
                   6)      [...***...]
                   7)      [...***...]
                   8)      [...***...]
                   9)      [...***...]

          F)       EXTERIOR SYSTEMS - [...***...]
                   1)      [...***...]
                   2)      [...***...]
                   3)      [...***...]
                   4)      [...***...]
                   5)      [...***...]

* CONFIDENTIAL TREATMENT REQUESTED

                                      23.



                   6)      [...***...]
                   7)      [...***...]
                   8)      [...***...]
                   9)      [...***...]

          G)       EXTERIOR SYSTEMS - [...***...]
                   1)      [...***...]
                   2)      [...***...]
                   3)      [...***...]
                   4)      [...***...]
                   5)      [...***...]
                   6)      [...***...]
                   7)      [...***...]
                   8)      [...***...]
                   9)      [...***...]
                   10)     [...***...]

          (H)      EXTERIOR SYSTEMS - [...***...]

                   1)      [...***...]
                   2)      [...***...]
                   3)      [...***...]



* CONFIDENTIAL TREATMENT REQUESTED

                                      24.

                                    EXHIBIT E

                                 OC COMPETITORS
                                (FOR EXCLUSIVITY)

                           1.     [...***...]
                           2.     [...***...]
                           3.     [...***...]
                           4.     [...***...]
                           5.     [...***...]
                           6.     [...***...]
                           7.     [...***...]
                           8.     [...***...]
                           9.     [...***...]
                           10.    [...***...]
                           11.    [...***...]
                           12.    [...***...]



* CONFIDENTIAL TREATMENT REQUESTED


                                      25.